Exhibit 10(f)
United Rentals, Inc.
2019 Annual Incentive Compensation Plan
1.Purpose.
The purpose of the United Rentals, Inc. 2019 Annual Incentive Compensation Plan (this “Plan”) is to attract, retain and motivate selected executive officers and employees of United Rentals, Inc. (“United Rentals”) and its subsidiaries and affiliates (together with United Rentals, and their and its successors and assigns, the “Company”) in order to promote the Company’s growth and profitability. This Plan replaces the United Rentals, Inc. 2014 Annual Incentive Compensation Plan beginning with the Performance Period (as defined in Section 4) from January 1, 2019 through December 31, 2019.
2.Administration.
(a)General. The Plan shall be administered by the Compensation Committee (the “Committee”) of the United Rentals Board of Directors (the “Board”), as such committee is from time to time constituted, provided that the Committee may delegate its duties and powers in whole or in part to any subcommittee thereof or to any other individual or individuals. Except as specifically provided to the contrary, references herein to the Committee include any subcommittee, individual or individuals to whom the Committee has delegated some or all of its duties and powers.
(b)Role of the Committee. The Committee shall have complete control over the administration of this Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under this Plan, including designating individuals as Participants (as defined in Section 3) in accordance with Section 3 and establishing the Performance Goals (as defined in Section 5(a)); (ii) construe, interpret and implement this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations governing its own operations; (iv) make all determinations and take all actions necessary or advisable in administering this Plan (including, without limitation, calculating the Bonus, if any, payable to each Participant); (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan; and (vi) amend this Plan to reflect changes in or interpretations of applicable law, rules or regulations.
(c)Procedures; Decisions Final. Actions of the Committee shall be made by the vote of a majority of its members. The determination of the Committee on all matters relating to this Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.
(d)No Liability. No member of the Board or any employee of the Company performing services with respect to the Plan (each, a “Covered Person”) will have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made, in each case, in good faith with respect to this Plan or any Participant’s participation in it. Each Covered Person will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the

Company’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the United Rentals Restated Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
3.Participants.
The Committee shall have power to designate employees and other persons (other than non-employee directors of the Company) who provide services to the Company as eligible participants in this Plan (“Participants”). If an individual is hired after the Performance Period commences, the individual may become a Participant in the Plan, and the amount of his or her Bonus may be pro-rated to reflect the portion of the Performance Period worked. The Committee shall have the authority at any time to remove Participants from this Plan for that Performance Period.
4.Performance Periods.
The Committee shall designate the periods (each, a “Performance Period”) with respect to which a Participant may be granted the opportunity to earn one or more payouts. The first Performance Period shall commence January 1, 2019. Unless otherwise determined by the Committee, the Performance Period shall be United Rentals’ fiscal year.
5.Individual Target Awards and Bonuses.
(a)General. Prior to or as soon as practicable following the commencement of a Performance Period, the target award applicable to a Participant (the “Individual Target Award”) will be established or otherwise determined and the performance goals (the “Performance Goals”) applicable to such Participant will be established by the Committee. The Individual Target Award will generally be based upon the Participant’s job grade, business, local market, job scope, responsibilities and experience. The Performance Goals shall be based on one or more criteria (either separately or in combination) with regard to the Participant’s individual performance or the performance of the Company (including a subsidiary, division, other operational unit or administrative department thereof), that the Committee, in its sole discretion, deems appropriate. The Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.
(b)Determination of Bonuses. Following the completion of each Performance Period, the Committee shall calculate the earned amount based upon each Participant’s Individual Target Award (such earned amount that the Committee determines to pay to a Participant for a Performance Period, a “Bonus”) based on the level of attainment of the Performance Goals or any other criteria as determined by the Committee in its sole discretion. The Committee has the sole discretion to determine whether all, any portion of or an amount greater than a Participant’s Individual Target Award shall be paid, and the specific amount, if any, to be paid to each Participant, subject in all cases to the terms, conditions and limits of this Plan. The Committee may, at any time, establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Individual Target Awards (including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of this Plan.

(c)Vesting; Payment. Bonuses for a Performance Period will be awarded as the Committee determines in its sole discretion and shall be payable by the Company, in the discretion of the Committee, in cash and/or an United Rentals equity-based award of equivalent value (provided that in determining the number of shares of United Rentals common stock (whether restricted or unrestricted) that is equivalent to a dollar amount, that dollar amount shall be divided by the closing price of a share of common stock as reported on the New York Stock Exchange on the date any equity-based award in settlement of the incentive (or a portion thereof) is granted (with fractional shares being rounded to the nearest whole share)). The cash portion of the Bonus shall be paid by March 15th in the fiscal year after the fiscal year in which the Performance Period in which they are earned is completed, generally at such time as incentives are paid by United Rentals for the relevant fiscal year. Any equity-based award shall be granted under a stockholder- approved equity-based compensation plan subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine. Subject to approval by the Committee and to any requirements imposed by the Committee in connection with such approval, each Participant may be entitled to defer receipt, under the terms and conditions of any applicable deferred compensation plan of the Company and the requirements of Section 409A of the Code, of part or all of any payments otherwise due under this Plan. No Participant shall have any right to payment of any amounts under this Plan unless and until the Committee determines (i) the amount of such Participant’s Bonus, (ii) that such Bonus shall be paid and (iii) the method and timing of its payment.
(d)Termination During a Performance Period. If a Participant’s employment with the Company terminates for any reason before the end of a Performance Period, the Participant shall not be entitled to any Bonus under this Plan for that Performance Period unless otherwise provided in the terms of the Individual Target Award or an employment agreement, severance plan or agreement or similar agreement, or otherwise determined by the Committee in connection with specified terminations of employment. A Participant who is terminated for gross misconduct after the end of the Performance Period shall forfeit participation in this Plan, and no Bonus shall be payable to such a Participant.
(e)Clawback/Repayment.
(i)Officer Awards. For the avoidance of doubt, Individual Target Awards and Bonuses received by a Participant who is subject to (1) the United Rentals, Inc. Financial Restatement Clawback Policy and/or (2) the United Rentals, Inc. Injurious Conduct Clawback Policy (each, a “Clawback Policy,” and together, the “Clawback Policies”), shall be subject to such Clawback Policies in accordance with their terms.
(ii)Non-Officer Awards. Individual Target Awards and Bonuses received by Participants not subject to the Clawback Policies shall be subject to forfeiture and/or repayment in accordance with Sections 5(e)(ii)(A) and 5(e)(ii)(B) of the Plan. In the case of each of subsection A and subsection B of Section 5(e)(ii) below, the existence and date of a Mandatory Restatement or Injurious Conduct (together, “Clawback Events”) and the amount of any forfeiture and/or repayment will be determined by the Committee in its sole discretion. As applicable, the Participant’s reimbursement to the Company shall be made within 30 business days after receiving written notice of the amount owed and the calculations thereof. Any forfeiture and/or recoupment under the Plan will be in addition to any relief available to the Company under any employment agreement or other agreement with the Participant, including any relief that, by its terms, relates to stock options, restricted stock, restricted stock units and/or performance-based restricted stock units.

(A)    Mandatory Restatement. In the event that payment of Bonus to a Participant is predicated upon the achievement of certain financial results that subsequently are the subject of a Mandatory Restatement (as defined below) and a lower payment (or no payment) would have been made to the Participant based upon the restated financial results, the Committee shall be entitled, in its sole discretion and/or election, to prompt reimbursement, in addition to any other relief to which the Company may be entitled under any other agreement or applicable law, of all or any portion of the difference between (i) the amount actually paid to the Participant and (ii) the amount that would have been payable to the Participant reduced by the Net Tax Costs (as defined below), based upon the restated financial results.
A “Mandatory Restatement” shall mean a restatement of the Company’s financial statement which, in the good faith opinion of the Company’s public accounting firm, is required to be implemented pursuant to generally accepted accounting principles, but excluding (i) any restatement which is required with respect to a particular year as a consequence of a change in generally accepted accounting rules effective after the publication of the financial statements for such year, or (ii) any restatement that (A) in the good faith judgment of the Audit Committee of the Board (the “Audit Committee”), is required due to a change in the manner in which the Company’s auditors interpret the application of generally accepted accounting principles (as opposed to a change in a prior accounting conclusion due to a change in the facts upon which such conclusion was based), or (B) is otherwise required due to events, facts or changes in law or practice that the Board concludes were beyond the control and responsibilities of the Participant and that occurred regardless of the Participant’s diligent and thorough performance of the Participant’s duties and responsibilities.
“Net Tax Costs” shall mean the net amount of any federal, foreign, state or local income and employment taxes paid by the Participant in respect of the portion of the Bonus subject to reimbursement, after taking into account any and all available deductions, credits or other offsets allowable to the Participant (including without limit, any deductions permitted under the claim of right doctrine), and regardless of whether the Participant would be required to amend any prior income or other tax returns.
(B)    Injurious Conduct. In the event that the Committee determines, in its sole discretion, that a Participant has at any time engaged in Injurious Conduct (as defined below), the Committee shall be entitled, in its sole discretion and/or election, to prompt recoupment, repayment and/or forfeiture of all or any portion of the following, in addition to any other relief to which the Company may be entitled under any other agreement or applicable law: (i) any outstanding and unpaid Individual Target Award or Bonus, whether vested or unvested, that was awarded to the Participant and (ii) any Bonus that was paid to and received by the Participant on or after the date which is one year prior to the date the Injurious Conduct occurred. For purposes of the preceding clause (ii), repayment may, without limitation, be effected, at the discretion of the Company, by means of offset against any amount owed by the Company to the Participant.
“Injurious Conduct” shall mean (i) if the Participant is a party to an employment agreement with the Company in which “Injurious Conduct” is defined, the occurrence of any circumstances defined as “Injurious Conduct” in such employment agreement or (ii) if the Participant is not a party to an employment agreement with the Company in which “Injurious Conduct” is defined, (a) the

Participant’s fraud, misappropriation, misconduct or dishonesty in connection with his or her duties; (b) any act or omission which is, or is reasonably likely to be, materially adverse or injurious (financially, reputationally or otherwise) to the Company or any of its affiliates; (c) the Participant’s breach of any material obligations contained the Participant’s employment agreement or offer letter with the Company or any equity award agreement, including, but not limited to, any restrictive covenants or obligations of confidentiality contained therein; (d) conduct by the Participant that is in material competition with the Company or any affiliate of the Company; or (e) conduct by the Participant that breaches Participant’s duty of loyalty to the Company or any affiliate of the Company.
6.General Provisions.
(a)Amendment and Termination. The Board or the Compensation Committee of the Board may at any time and from time to time modify, alter, amend, suspend, discontinue or terminate this Plan, except that no modification, alteration, amendment, suspension, discontinuation or termination may materially impair the rights of a Participant under any Individual Target Award theretofore granted without the Participant’s consent, except for an amendment made to comply with applicable law, stock exchange rules or accounting rules.
(b)Nonassignability. No rights of any Participant under this Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash- settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 6(b) shall be void and shall not be recognized or given effect by the Company.
(c)Plan Creates No Employment Rights. Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.
(d)Choice of Forum.
(i)Jurisdiction. The Company and each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court of appropriate jurisdiction located in the County of Fairfield, State of Connecticut over any suit, action or proceeding arising out of or relating to or concerning this Plan that is not otherwise arbitrated or resolved according to Section 6(e). The Company and each Participant, as a condition to such Participant’s participation in this Plan, acknowledge that the forum designated by this Section 6(d) has a reasonable relation to this Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 6(d).
(ii)Acceptance of Jurisdiction. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in this Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 6(d)(1), (iii) undertake not to commence any suit, action or proceeding arising out of or relating to or concerning this Plan in any forum other than the forum described in this Section 6(d) and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and each Participant.
(iii)Service of Process. Each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably appoints the General Counsel of United Rentals as such Participant’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning this Plan that is not otherwise arbitrated or resolved according to Section 6(e), who shall promptly advise such Participant of any such service of process.
(iv)Confidentiality. Each Participant, as a condition to such Participant’s participation in this Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 6(d), except that a Participant may disclose information concerning such dispute, controversy or claim to the arbitrator or court that is considering such dispute, controversy or claim or to such Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).
(e)Dispute Resolution. Subject to the provisions of Section 6(d), any dispute, controversy or claim between the Company and a Participant, arising out of or relating to or concerning this Plan or any Individual Target Award or Bonus shall be finally settled by binding arbitration in New York, New York before, and in accordance with the rules then obtaining of, the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by a Participant must first be submitted to the Committee in accordance with claims procedures determined by the Committee.
(f)Governing Law. All rights and obligations under this Plan shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to principles of conflict of laws.
(g)Tax Withholding. In connection with any payments to a Participant or other event under this Plan that gives rise to a federal, state, local or other tax withholding obligation relating to this Plan (including, without limitation, FICA tax), (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to this Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy the amount required by law to be withheld.
(h)Severability. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.
(i)No Third Party Beneficiaries. This Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.
(j)Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and each permitted successor or assign of each Participant as provided in Section 6(b).
(k)Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(l)Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.
(m)Section 409A of the Code. The Company intends that Bonus payments under this Plan shall be exempt from Section 409A of the Code as short-term deferrals and shall not constitute “deferred compensation” within the meaning of Section 409A of the Code (absent a valid deferral election under the terms of another plan or arrangement maintained by the Company). This Plan shall be interpreted, construed and administered in accordance with the foregoing intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A of the Code. The Company shall have no liability to any Participant or otherwise if this Plan or any Bonus paid or payable hereunder is subject to the additional tax and penalties under Section 409A of the Code.
(n)No Liability With Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a Participant on account of the failure of any Bonus or amount payable under this Plan to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.
(o)No Funding. The Company shall be under no obligation to fund or set aside amounts to pay obligations under this Plan. Participants shall have no rights to any amounts under this Plan other than as a general unsecured creditor of the Company.
(p)No Rights to Other Payments; No Limitation on Other Payments. The provisions of this Plan provide no right or eligibility to a Participant to any other payouts from the Company under any other alternative plans, schemes, arrangements or contracts the Company may have with any employees or group of employees of the Company. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.
(q)No Effect on Benefits. Bonuses and payments under this Plan shall constitute special discretionary incentive payments to the Participants and shall not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, incentive, life insurance, severance or other benefit plan of the Company or under any agreement with a Participant, unless the Company or such other arrangement specifically provides otherwise.
(r)Clawback Policy. The Bonuses granted under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of Bonuses or any shares of common stock or other cash or property received with respect to Bonuses (including any value received from a disposition of shares of common stock acquired upon payment of Bonuses).
(s)Term of Plan. This Plan shall continue until suspended, discontinued or terminated by the Board or the Compensation Committee of the Board in its sole discretion provided that the existence of this Plan at any time or from time to time does not guarantee or imply the payment of any Bonuses hereunder, or the establishment of any future plans or the continuation of this Plan.